UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2025

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Investment by StratCap Investment Management, LLC

On August 3, 2025, the board of directors (the “Board”) of StratCap Digital Infrastructure REIT, Inc. (the “Company”) approved an additional investment in the Company by StratCap Investment Management, LLC (the “Sponsor”) through the purchase of 492,229.3444 Class I shares at $10.1873 per share, resulting in the receipt of gross proceeds by the Company of approximately $5,014,488 (the “Additional Investment”) on August 4, 2025. As a result of the Additional Investment, the Sponsor holds an aggregate investment in the Company of 1,370,884 Class I shares and 24,237 Class IX shares.

In connection with, and effective immediately prior to, the Additional Investment, the Board, under the terms of the Company’s Articles of Amendment and Restatement (as amended, the “Charter”), approved an excepted holder limit of 50% for the Sponsor (the “Excepted Holder Limit”). The Excepted Holder Limit provides that the Sponsor is exempted from (i) the Charter’s common stock ownership limit of not more than 9.9% in value of the aggregate of the outstanding shares of the Company's common stock and (ii) the Charter’s aggregate stock ownership limit of not more than 9.9% in value of the aggregate of the outstanding shares of all of the Company's stock, and is instead subject to the percentage limit established by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: August 5, 2025	By:	/s/ Michael Weidner
Name: Michael Weidner
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)